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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY

NAME OF SUBSIDIARY                   STATE OF INCORPORATION
------------------                   ----------------------
Lechters Alabama, Inc.               Alabama

Lechters Arizona, Inc.               Arizona

Lechters Arkansas, Inc.              Arkansas

Lechters California, Inc.            California

Lechters Colorado, Inc.              Colorado

Lechters Connecticut, Inc.           Connecticut

Lechters Delaware, Inc.              Delaware

Lechters M Street, Inc.              District of Columbia

Lechters Florida, Inc.               Florida

Lechters Georgia, Inc.               Georgia

Lechters Idaho, Inc.                 Idaho

Lechters Illinois, Inc.              Illinois

Lechters Indiana, Inc.               Indiana

Lechters Iowa, Inc.                  Iowa

Lechters Kansas, Inc.                Kansas

Lechters Kentucky, Inc.              Kentucky

Lechters Louisiana, Inc.             Louisiana

Lechters Maine, Inc.                 Maine

Lechters Baltimore, Inc.             Baltimore

Lechters Holyoke, Inc.               Massachusetts
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Page 2

                           SUBSIDIARIES OF THE COMPANY

NAME OF SUBSIDIARY                   STATE OF INCORPORATION
------------------                   ----------------------
Lechters Michigan, Inc.              Michigan

Lechters Minnesota, Inc.             Minnesota

Lechters Mississippi, Inc.           Mississippi

Lechters Missouri, Inc.              Missouri

Lechters Nebraska, Inc.              Nebraska

Lechters Nevada, Inc.                Nevada

Lechters New Hampshire, Inc.         New Hampshire

Lechters New Jersey, Inc.            New Jersey

Lechters New Mexico, Inc.            New Mexico

Lechters New York, Inc.              New York

Lechters N.Y.C., Inc.                New York

Lechters North Carolina, Inc.        North Carolina

Lechters Ohio, Inc.                  Ohio

Lechters Oklahoma, Inc.              Oklahoma

Lechters Oregon, Inc.                Oregon

Lechters Pennsylvania, Inc.          Pennsylvania

Lechters Rhode Island, Inc.          Rhode Island

Lechters South Carolina, Inc.        South Carolina

Lechters Tennessee, Inc.             Tennessee

Lechters Texas, Inc.                 Texas
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Page 3

                           SUBSIDIARIES OF THE COMPANY

NAME OF SUBSIDIARY                   STATE OF INCORPORATION
------------------                   ----------------------

Lechters Utah, Inc.                  Utah

Lechters Vermont, Inc.               Vermont

Lechters Springfield, Inc.           Virginia

Lechters Washington, Inc.            Washington

Lechters West Virginia, Inc.         West Virginia

Lechters Wisconsin, Inc.             Wisconsin

Cooks Club, Inc.                     New Jersey

Regent Gallery, Inc.                 New Jersey

Simple Solutions of NJ, Inc.         New Jersey

Harrison Investment, Corp.           Delaware